Exhibit 107.1

Calculation of Filing Fee Tables

Form S-8
(Form Type)

    AnaptysBio, Inc.
(Exact Name of Registrant as Specified in its Charter)

Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.001 par value per share, reserved for issuance pursuant to the 2017 Equity Incentive Plan	Rule 457(c) and Rule 457(h)	1,105,890 (2)	$30.48 (3)	$33,707,527	0.0000927	$3,125 (4)
Equity	Common Stock, $0.001 par value per share, reserved for issuance pursuant to the 2017 Equity Stock Purchase Plan	Rule 457(c) and Rule 457(h)	276,472 (4)	$25.91 (5)	$7,163,390	0.0000927	$664 (4)
Total Offering Amounts					$40,870,917		$3,789
Total Fee Offsets							—
Net Fee Due							$3,789

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that becomes issuable under the Registrant’s 2017 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.
(2) Represents additional shares reserved for issuance under the 2017 Equity Incentive Plan as of the date of this Registration Statement.
(3) Calculated solely for the purposes of this offering under Rules 457(c) and (h) of the Securities Act on the basis of the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Market on February 28, 2022.
(4) Represents additional shares reserved for issuance under the 2017 Employee Stock Purchase Plan as of the date of this Registration Statement.
(5) Calculated solely for the purposes of this offering under Rules 457(c) and (h) of the Securities Act on the basis of the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Market on February 28, 2022. In the case of the 2017 Employee Stock Purchase Plan, this price per share is multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 2017 Employee Stock Purchase Plan.